Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-10 (the “Registration Statement”) of ImmunoPrecise Antibodies Ltd. (“the Company”) of our report dated August 28, 2020 relating to the Company’s consolidated financial statements incorporated by reference in the Base Shelf Prospectus, which is a part of this Registration Statement, and filed as an exhibit to the Registration Statement.

/s/ Crowe MacKay LLP

Chartered Professional Accountants

Vancouver, British Columbia, Canada

November 9, 2020